Exhibit 5.1

3400 JPMorgan Chase Tower, 600 Travis
Houston, TX 77002
Telephone: 713-226-1200
Fax: 713-223-3717
www.lockelord.com
David F. Taylor
Direct Telephone: 713-226-1496
Direct Fax: 713-229-2565
dtaylor@lockelord.com

May 8, 2009

ICO, Inc.
1811 Bering Drive, Suite 200
Houston, Texas  77057

Ladies and Gentlemen:

We have acted as special counsel for ICO, Inc., a Texas corporation (the “Company”), in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended, of the offering of up to an aggregate of 500,000 shares of the Company's common stock, no par value (the “Common Stock”), 350,000 shares of which may be issued under the Company’s Third Amended and Restated 2007 Equity Incentive Plan and 150,000 shares of which may be issued under the Company’s 2008 Equity Incentive Plan for Non-Employee Directors (collectively, the “Plans”).

In such capacity, we have examined the corporate documents of the Company, including its Articles of Incorporation and its Bylaws, each as amended or restated, and resolutions adopted by its board of directors and committees thereof.  We have also examined the Registration Statement, the Plans, and such other documents that we have deemed necessary for the purposes of the expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion.  We have made no independent investigation regarding such representations and certificates.

Based upon the foregoing, we are of the opinion that the shares of Common Stock, when issued and paid for pursuant to the provisions of each of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Locke Lord Bissell & Liddell LLP

Locke Lord Bissell & Liddell LLP

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